 As filed with the Securities and Exchange Commission on March 1, 1994

                                             Registration No. 33-



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                    NATIONAL CONVENIENCE STORES INCORPORATED
             (Exact name of registrant as specified in its charter)


           Delaware                                          76-1361734
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                 100 Waugh Drive
                              Houston, Texas 77007
                                 (713) 863-2200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    NATIONAL CONVENIENCE STORES INCORPORATED
                      1993 NON-QUALIFIED STOCK OPTION PLAN
                              (Full Title of Plan)

                                 A. J. Gallerano
                    National Convenience Stores Incorporated
                                 100 Waugh Drive
                              Houston, Texas 77007
                                 (713) 863-2200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   Copies to:

                                Thomas W. Adkins
                          Bracewell & Patterson, L.L.P.
                         2900 South Tower Pennzoil Place
                              Houston, Texas 77002


                         CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------
                                                   Proposed
                                       Proposed    maximum
Title of each class                    offering    aggregate
of securities to be    Amount to       price per   offering      Amount of
   registered        be registered     unit(1)     price(1)  registration fee
- ----------------------------------------------------------------------------
   Common Stock,
  par value $.01        900,000         $10.50    $9,450,000     $3,258,63
    per share
- -----------------------------------------------------------------------------

(1) The proposed maximum offering price per unit and the proposed maximum aggregate offering price are calculated, pursuant to Rule 457(h)(1), based on the price at which the options being offered may be exercised for shares of the Common Stock, and are provided herein for the sole purpose of determining the registration fee.

                                            PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The following documents previously filed by National
Convenience Stores Incorporated ("NCS") with the Securities and
Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         1.      Annual Report on Form 10-K for the year ended June 30,
                 1993.

         2. Quarterly Report on Form 10-Q for the quarters ended September 30, 1993 and December 31, 1993.

         3. The description of the Common Stock of NCS contained in its registration statement on Form 8-A filed on March 4, 1993.

In addition, all documents filed by NCS with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock registered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.          Indemnification of Directors and Officers.

         The Certificate of Incorporation and Bylaws of NCS incorporate substantially all of the provisions of the Delaware General
Corporation Law (the "DGCL") providing for indemnification of directors and officers of NCS against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of NCS or is or was serving at the request of NCS as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         As permitted by Section 102 of the DGCL, the Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to NCS and its stockholders arising from a breach of the director's fiduciary duty except for liability
(a) for any breach of the director's duty of loyalty to NCS or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses including attorneys' fees if, in the case of other than derivative suits, he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee or agent who is successful on the merits in defense of a suit against him.

         NCS has entered into Indemnity Agreements with its directors and certain key officers pursuant to which NCS generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above. NCS also has obtained directors and officers liability insurance policies which cover the directors and certain officers of NCS.

Item 8.          Exhibits.
Exhibit No.                        Description of Exhibit
   4.1                             Restated Certificate of Incorporation of
                                   National Convenience Stores Incorporated
                                   - incorporated by reference to Exhibit 2.1
                                   to the Registrant's Registration Statement
                                   on Form 8-A filed with the Commission on
                                   March 4, 1993

   4.2                             Restated Bylaws of National Convenience
                                   Stores Incorporated - incorporated by
                                   reference to Exhibit 2.2 to the
                                   Registrant's Registration Statement on
                                   Form 8-A filed with the Commission on
                                   March 4, 1993

   4.3                             Warrant Agreement dated March 9, 1993
                                   between National Convenience Stores
                                   Incorporated and Boatmen's Trust Company, as Warrant Agent - incorporated by reference to Exhibit 2.3 to the Registrant's Registration Statement on
                                   Form 8-A filed with the Commission on
                                   March 4, 1993

   4.4                             National Convenience Stores Incorporated
                                   1993 Non-Qualified Stock Option Plan


   5                               Opinion of Bracewell & Patterson, L.L.P.

  23.1                             Consent of Deloitte & Touche

  23.2                             Consent of Bracewell & Patterson, L.L.P.
                                   (contained in its opinion filed as Exhibit
                                   5)

  24 Powers of Attorney (included at page II-6 of this Registration Statement)

Item 9.          Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)      To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
                 Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorpo-rated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 25, 1994.

                                             NATIONAL CONVENIENCE STORES
                                             INCORPORATED


                                             By:   /s/ A. J. Gallerano
                                                -------------------------
                                                    A. J. Gallerano
                                                    Senior Vice President,
                                                    General and
                                                    Secretary

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints A. J. Gallerano and Brian Fontana, each with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                 Title                          Date

/s/ V. H. Van Horn        President, Chief Executive    February 23, 1994
- ----------------------    Officer and Director
V. H. Van Horn            (Principal Executive Officer)

/s/ Brian Fontana         Vice President and Chief
- ----------------------    Financial Officer and
Brian Fontana             Principal Accounting Officer  February 23, 1994

/s/ Richard C. Steadman   Chairman of the Board and     February 23, 1994
- ----------------------    Director
Richard C. Steadman

/s/ Dunbar N. Chambers, Jr.    Director                 February 23, 1994
- ----------------------
Dunbar N. Chambers, Jr.

/s/ Charles J. Luellen         Director                 February 23, 1993
- ----------------------
Charles J. Luellen

/s/ Raymond W. Oeland, Jr.     Director                 February 23, 1993
- ----------------------
Raymond W. Oeland, Jr.

 /s/ Lionel Sosa               Director                 February 23, 1993
- ----------------------
Lionel Sosa

/s/ Robert B. Stobaugh
- ----------------------         Director                 February 23, 1993
Robert B. Stobaugh

/s/ William Key Wilde
- ----------------------         Director                 February 23, 1993
William Key Wilde
Director

Exhibit
Number                      Description of Exhibit                   Page
- -------                     ----------------------                   ----
  4.1          Restated Certificate of Incorporation of National
               Convenience Stores Incorporated

  4.2          Restated Bylaws of National Convenience Stores
               Incorporated

  4.3          Warrant Agreement dated March 9, 1993 between
               National Convenience Stores Incorporated and
               Boatmen's Trust Company, as Warrant Agent

  4.4          National Convenience Stores Incorporated 1993          10
               Non-Qualified Stock Option Plan

   5           Opinion of Bracewell & Patterson, L.L.P.               22

 23.1          Consent of Deloitte & Touche                           23

 23.2          Consent of Bracewell & Patterson, L.L.P.
               (contained in its opinion filed as Exhibit 5)

  24 Powers of Attorney (included at page II-6 of this Registration Statement)

                                                                 EXHIBIT 4.4

                           NATIONAL CONVENIENCE STORES INCORPORATED
                             1993 NON-QUALIFIED STOCK OPTION PLAN
                             ------------------------------------

         National Convenience Stores Incorporated, a Delaware corporation ("Company"), hereby adopts its 1993 Non-Qualified Stock Option Plan ("Plan") to be effective as of March 9, 1993 ("Effective Date"), as follows:

         1. Definitions. As used herein, the following terms shall have the meanings indicated below:

        "Agreement" shall mean a non-qualified stock option agreement between the Company and an Eligible Participant pursuant to the terms of this Plan.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Business Day" shall mean, for the purposes of this Plan, any day upon which regular trading occurs on the New York Stock
Exchange.

        "Change In Control" shall mean and occur with respect to the Company when either (i) the individuals who were directors of the Company immediately prior to the Effective Date cease to constitute a majority of the Board of Directors, or (ii) the Board of Directors has determined that the conditions concerning the waiver of the net operating loss carryforward stock transfer restriction with respect to tender offers as set forth in Article V of the Restated Certificate of Incorporation of the Company have been met.

        "Committee" shall mean any committee of directors of the Company appointed by the Board of Directors to administer the Plan.

        "Company" shall mean National Convenience Stores Incorporated.

        "Eligible Participant(s)" shall mean the directors of the Company, and management employees, including officers, or other key employees of the Company.

        "Option" shall mean the option of an Eligible Participant to purchase Common Stock under an Agreement.

        "Option Price" shall mean for Options, other than Reorganization Options, the purchase price for each Share which shall not be less than the fair market value of such Share on the date the Option is granted, except that any Options issued within the first year after the confirmation of the Plan of Reorganization shall not have an Option Price lower than $10.50.

        "Optionee" shall mean an Eligible Participant having a right to purchase Common Stock under an Agreement.

        "Plan" shall mean the Company's 1993 Non-Qualified Stock
Option Plan.

        "Plan of Reorganization" shall mean the Revised Fourth Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code of the Company and certain affiliates, jointly administered under Case No. 91-49816-H4-11, as confirmed by the United States Bankruptcy Court for the Southern District of
Texas, Houston Division, by Order entered February 25, 1993.

        "Reorganization" shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

        "Reorganization Agreement" shall have the meaning set out in
Section 10.3 hereof.

        "Reorganization Options" shall have the meaning set out in
Section 8 hereof.

        "Shares," "Stock" or "Common Stock" shall mean shares of $.01 par value common stock of the Company which is designated as Common Stock in Article IV of the Restated Certificate of Incorporation of the Company.

        "Termination Date" shall mean the date an Optionee ceases to be an employee, officer or director of the Company.

        "Total Issuable Shares" shall mean the estimated number of Shares issuable pursuant to the Plan of Reorganization.

       2. Purpose. The purpose of the Plan is to encourage and enable Eligible Participants to acquire proprietary interests in the Company through the ownership of Common Stock. The Company believes that Eligible Participants who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings.
The Plan is also designed to provide motivation for Eligible Participants to continue their employment and for Eligible Participants to give greater efforts on behalf of the Company.

       3. Effective Date. The Plan shall be effective as of the Effective Date.

       4. Reserved for Plan. The Shares to be sold to Eligible Participants under the Plan may, at the election of the Committee, be either treasury Shares or Shares of Common Stock otherwise reserved for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be Nine Hundred Thousand (900,000) Shares. Any Shares subject to an Option which for any reason expires or is terminated unexercised may again become subject to an Option under the Plan.

       5.       Eligibility.  Options may be granted only to Eligible
Participants.

       6. Term of the Plan. The Plan shall remain in effect until the later of (i) the date on which all Shares subject or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan or (ii) the date on which the Options granted not otherwise exercised expire unexercised. The Shares subject to any Option which expire without exercise shall continue to be reserved for issuance under this Plan, and Options with respect thereto may be issued in the discretion of the Board of Directo2s to officers, employees and directors of the Company, subject to the limitations set forth herein. All Options issued under the Plan have a term of ten years, subject to the terms and conditions of the Plan.

       7. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board of Directors (and more if the Board so determines). Within the limitations described herein, the Committee shall administer the Plan, select the Eligible Participants to whom Options will be granted (other than those granted pursuant to the Plan of Reorganization), determine the number of Shares to be optioned to each Eligible Participant (other than the Reorganization Options granted pursuant to the Plan of Reorganization), and interpret, construe, and implement the provisions of the Plan. The Committee shall select one of its members as Chairman and shall hold its meetings at such time and places, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee. The Committee may participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by the Board of Directors. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions hereof shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by federal or state statute.

       8.       Reorganization Options.  Pursuant to the Plan of
Reorganization, as of the Effective Date the following Optionees will be granted an Option for the total number of Shares set forth opposite their respective names ("Reorganization Options"):

NAME                             TITLE                                   No.

V.H. Van Horn        President and CEO                                  150,000
Randy Wortham        Senior Vice President -- Gasoline/Real Estate       60,000
Arnold Van Zanten    Senior Vice President -- Administration             60,000
A.J. Gallerano       Senior Vice President -- General Counsel            60,000
Jayar Daily          Vice President -- Advertising and Sales Promotions  30,000
F.L. Chase           Vice President -- Merchandise Sales and Buying      30,000
Brian Fontana        Treasurer                                           30,000
Bruce Breedlove      Controller                                          30,000
David Wishard        Director of Store Operations                        30,000
Jim Fenwick          Manager Supply/Distribution                         15,000
Tom Austin           Corporate Property Manager                          15,000
Bob Muir             Director-Construction/Equipment                     15,000
Ted Beilman          Director-Fast Foods                                 15,000
Jimmy Gibson         Group Marketing Manager -- Beverages                15,000
Hal Adams            Group Marketing Manager -- Take Home                15,000
Paul Moody           Operations Manager -- Division 7408                 15,000
Margaret Bennett     Director-Corporate Training                         15,000
Chris Wilson         Director-Merchandise/Administration                 15,000
Roy Farr             Operations Manager -- Division 7411                 15,000
David Esones         Corporate Loss Prevention Director                  15,000
Randy Curson         Real Estate Attorney                                15,000
Jim Pearson          Director of Risk Management                         15,000
Oscar Buenaventura   Tax Director                                        15,000
Reg Kennerty         Director-Information Systems                        15,000
Ed Chambers          Assistant Controller -- Store Accounting            15,000
Betty Battaglini     Assistant Controller                                15,000
Jon Ketchum          Operations Manager -- Zone 7395                     15,000
John Kirk            Operations Manager -- Zone 7340                     15,000
Geoff De Castro      Operations Manager -- Division 7405                 15,000
Each Director as of the date stated below                                15,000

To evidence such Reorganization Options, the Company shall enter into an Agreement with each such Optionee reflecting the following terms and conditions:

                8.1 Price. The exercise price for Shares purchased under the Reorganization Options shall be $10.50 per Share.

                8.2 Number of Shares. The Agreement shall grant an Option to purchase the number of Shares as set forth above, expressly provided that in no event with respect to each Eligible Participant shall the amount of Shares in the Reorganization Options, plus any other shares that may be granted pursuant to Options or any other option for a period of three years after the Effective Date exceed two and one-half percent (2.5%) of the Total Issuable Shares. Each director of the Company on the 180th day following the date in which the order confirming the Plan of Reorganization was entered shall automatically receive an option to purchase 15,000 Shares at an exercise price equal to $10.50 per Share.

                8.3 Vesting; Exercise of Option. With respect to each such Optionee, the Option shall become vested and exercisable as follows: each Option shall vest one-third (1/3) per year over a three (3) year period beginning on the date the Option is granted and the Option on the Shares shall be exercisable immediately after the vesting of the Option and thereafter until the term of the Option expires. No partial exercise of the Option may be for less than fifty (50) Shares or its equivalent.

                8.4 Medium and Time of Payment. Shares purchased pursuant to an Agreement shall be paid for in full at the time of purchase in cash. Upon receipt of payment, the Company shall promptly, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

                8.5 Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                8.6 Nonassignability of Option. No Option shall be assignable or transferable by an Optionee except by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her. In the event the Optionee exercises the Option granted hereby and acquires Shares, Optionee must hold those Shares for at least six months after the Option was granted, prior to transferring such shares.

                8.7 Effect of Termination of Employment or Death. Notwithstanding Section 8.3 hereof, in the event that an Optionee ceases to be an employee or director of the Company for any reason other than (i) voluntary resignation by Optionee, (ii) willful misconduct by Optionee, (iii) the gross neglect by Optionee of his duties as an employee, officer or director of the Company which continues for more than thirty
       (30) days after written notice from the Company to Optionee specifically identifying the gross negligence of Optionee and directing Optionee to discontinue same, (iv) the commission by Optionee of a crime constituting a felony or (v) the commission by Optionee of an act, other than an act taken in good faith within the course and scope of Optionee's employment, which is directly detrimental to the Company and which act exposes the Company to material liability, then all Shares not previously vested shall automatically become vested and exercisable by Optionee. If termination is not due to the death of the Optionee, any Option or unexercised portion thereof with respect to which the Optionee was vested on the Termination Date, including any Shares vested by reason of the first sentence in this Section 8.7, shall expire unless exercised within a period of ninety (90) days from the Termination Date, but in no event after the expiration of the term of the Option. If termination is due to the death of the Optionee, any Option or unexercised portion thereof with respect to which the Optionee was vested on the Termination Date, including any Shares vested by reason of the first sentence in this Section 8.7, shall expire unless exercised by his or her legal representative, heirs or legatees within a period of one year from the date of the Optionee's death, but in no event after the expiration of the term of the Option. In the event that an Optionee ceases to be an employee or director of the Company for any reason stated in subparagraphs (i)-(v) of this Section 8.7, all Shares not previously vested shall be forfeited by such Optionee.

                8.8 Change in Control. Upon the occurrence of a Change in Control, notwithstanding the provisions of Section 8.3 hereof, all Shares not previously vested shall automatically become vested and exercisable by Optionee.

                8.9 General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Each Optionee shall consent to the imposition of such legends on the stock certificates evidencing the Shares to be issued pursuant to this Plan as are necessary, in the opinion of Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws. The Company shall not be obligated to list, qualify, or register the Shares with any governmental agency or securities exchange, or if any such Shares have been listed, qualified, or registered, to prepare any additional prospectus, to amend such listing, qualification, or registration, or to continue said listing, qualification, or registration in effect.

       9. Additional Non-Qualified Stock Options. All Options granted under the Plan, other than Reorganization Options, shall be evidenced by Agreements approved by the Committee and shall include such terms and conditions deemed advisable by the Committee. All Agreements shall include the following terms and conditions:

                9.1 Price. The exercise price for Shares purchased under the Agreements shall be the Option Price.

                9.2 Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option.

                9.3 Holding Period. The Optionee must hold any Shares acquired pursuant to the Option for a period of at least six months from the date the Option was granted, prior to transferring such shares.

                9.4 Exercise of Options. The Shares subject to exercise under the Option may be purchased in whole or in part by the Optionee from time to time, but in no event later than ten (10) years after the date of the grant of the Option. No partial exercise may be for less than fifty (50) Shares, or its equivalent.

                9.5 Medium and Time of Payment. Shares purchased pursuant to an Agreement shall be paid for in full at the time of purchase in cash. Upon receipt of payment, the Company shall, without transfer or issue tax, promptly deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

                9.6 Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                9.7 Nonassignability of Option. No Option shall be assignable or transferable by an Optionee except by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

                9.8 Effect of Termination of Employment or Death. In the event that an Optionee ceases to be an employee or director of the Company or of any Subsidiary of the Company for any reason other than death, any Option or unexercised portion thereof which was otherwise exercisable on the Termination Date shall expire unless exercised within a period of ninety (90) days from the Termination Date, but in no event after the expiration of ten (10) years from the date the Option was granted. In the event of the death of an Optionee during the term of the Option, the Option shall be exercisable by his or her legal representative, heirs or legatees within a period of one year from the date of the Optionee's death, but in no event after the expiration of ten (10) years from the date the Option was granted.

                9.9 General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Each Optionee shall consent to the imposition of such legends on the stock certificates evidencing the Option Shares to be issued pursuant to this Plan as are necessary, in the opinion of Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws. The Company shall not be obligated to list, qualify, or register the Shares with any governmental agency or securities exchange, or if any such Shares have been listed, qualified, or registered, to prepare any additional prospectus, to amend such listing, qualification, or registration, or to continue said listing, qualification, or registration in effect.

       10.      Adjustments.

                10.1 Recapitalization. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of Shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board of Directors or Committee to the authorized number and kind of Shares for the purchase of which Options may be granted under the Plan. In addition, the Board of Directors or Committee shall make appropriate adjustment in the authorized number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that, to the extent practicable, the proportionate interest of the holder of the Option shall be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price per Share.

                10.2 Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors or Committee, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the Shares covered thereby, including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

                10.3 Reorganization. In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then

                        (1) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then the Reorganization shall be treated as a transaction to which subparagraph 10.2 applies and the rights of the Company and the Optionee shall be governed thereby; or

                        (2) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then the Board of Directors or Committee shall equitably adjust the Shares under such outstanding and unexercised Options (and shall adjust the Shares remaining under the Plan which are then available to be optioned under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Shares and such Options.
                The Board of Directors shall use its best efforts to arrange for an equitable conversion of the option rights of each Optionee under the Plan to option rights of equal value with respect to the stock of the surviving or acquiring corporation.

                10.4 Decisions Final. Adjustments and determinations under this Section shall be made by the Board of Directors or the Committee, whose decisions shall be final, binding, and conclusive.

       11. Amendment of the Plan. Except with respect to the Reorganization Options and Options then subject to an Agreement, the Plan may at any time or from time to time be terminated, modified, or amended by the affirmative vote of not less than a majority of the issued and outstanding Common Stock of the Company entitled to vote. Except with respect to the Reorganization Options and Options then subject to an Agreement, the Board of Directors may, at any time and from time to time, terminate, modify, or amend the Plan in any respect, except without approval of a majority of the shares of Common Stock issued and outstanding and entitled to vote, the Board of Directors may not (i) increase the maximum number of Shares for which Options may be granted under the Plan either in the aggregate or to any Eligible Participant (other than increases due to changes in capitalization as referred to in Section 10 hereof), or (ii) change the class of persons eligible for non-qualified stock options under Section 5 hereof, or (iii) otherwise materially modify the requirements as to eligibility for participation in the Plan, or
(iv) otherwise materially increase the benefits accruing to Eligible Participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the Optionee affected, the Committee may amend outstanding Agreements in a manner not inconsistent with the Plan.

       12. Binding Effect. All decisions of the Committee involving the implementation, administration or operation of the Plan shall be binding on the Company, all Eligible Participants participating in the Plan, and on all other persons eligible or who become eligible to participate in the Plan.

       Adopted as of the date first above written.

                                               NATIONAL CONVENIENCE STORES
                                                 INCORPORATED


                                               By:
                                                  -------------------------
                                                  A. J. Gallerano,
                                                  Senior Vice President,
                                                  General Counsel

                                                       EXHIBIT 5



                                       February 28, 1994



National Convenience Stores Incorporated
100 Waugh Drive
Houston, Texas 77007

Gentlemen:

We have acted as counsel to National Convenience Stores Incorporated, a Delaware corporation ("NCS"), in connection with the proposed issuance by NCS of (i) up to 900,000 shares of Common Stock, par value $.01 per share, plus (ii) any additional shares issuable pursuant to the antidilution provisions of NCS's 1993 Non-Qualified Stock Option Plan (the "Plan") (together, the "Shares") upon the exercise of options granted to employees and directors of NCS pursuant to the terms of the Plan.

We have examined originals or copies of (i) the Restated Certificate of Incorporation of NCS, (ii) the Restated Bylaws of NCS, (iii) the Plan, (iv) certain resolutions of the Board of Directors of NCS and
(v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied on certificates of officers of NCS and certificates and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. NCS is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to NCS's Registration Statement on Form S-8 relating to the Plan.

                                      Very truly yours,

                                      /s/ Bracewell & Patterson, L.L.P.

                                      Bracewell & Patterson, L.L.P.

                                                         EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       We consent to the incorporation by reference in this Registration Statement of National Convenience Stores
Incorporated ("NCS") on Form S-8 of our report dated
August 10, 1993, appearing in and incorporated by reference into NCS's Annual Report on Form 10-K for the year ended
June 30, 1993.


                                           /s/ Deloitte & Touche

                                           DELOITTE & TOUCHE


Houston, Texas
February 28, 1994